Q1 2018 Sterling Construction Company Inc Earnings Call Houston May 8, 2018 (Thomson StreetEvents) -- Edited Transcript of Sterling Construction Company Inc earnings conference call or presentation Tuesday, May 8, 2018 at 1:00:00pm GMT CORPORATE PARTICIPANTS Jennifer Maxwell, Sterling Construction Company, Inc. - Director of IR Joseph A. Cutillo, Sterling Construction Company, Inc. - CEO, President & Director Ronald A. Ballschmiede, Sterling Construction Company, Inc. - Executive VP, CFO, CAO & Treasurer CONFERENCE CALL PARTICIPANTS Gerard S. E. Heffernan, Walthausen & Co., LLC - Portfolio Manager Sean D. Eastman, KeyBanc Capital Markets Inc., Research Division - Associate William James Newby, D.A. Davidson & Co., Research Division - Research Associate PRESENTATION Operator Greetings, and welcome to the Sterling Construction First Quarter 2018 Earnings Conference Call. (Operator Instructions) As a reminder, this conference is being recorded. I would like to turn the conference over to your host, Jennifer Maxwell. Thank you, you may begin. Jennifer Maxwell, Sterling Construction Company, Inc. - Director of IR Thank you, Matt. Good morning to everyone joining our call. Welcome to Sterling's 2018 first quarter earnings conference call. I am pleased to be here today with Joe Cutillo, Sterling's Chief Executive Officer; and Ron Ballschmiede, Sterling's Chief Financial Officer. Joe will provide us with commentary on the performance of the company and color around market trends. Ron will walk us through a detailed discussion of the financial results for the quarter. Following that, we will open up the call for questions. I would like to begin with an overview of the company's safe harbor language. Some of the discussions today may include forward- looking statements. Actual results could differ materially from statements made today. Please refer to Sterling's most recent 10-K and 10-Q filings for a more complete description of risk factors that could affect these projections and assumptions.The company assumes no obligation to update forward-looking statements as a result of new information, future events or otherwise. With that out of the way, I'd like to turn the call over to Joe. Joseph A. Cutillo, Sterling Construction Company, Inc. - CEO, President & Director Thanks, Jennifer, and good morning, everyone. I'd like to start the call by thanking all of those joining us today and give a special thanks to the 1,800-plus Sterling employees for stepping up to the plate and delivering a record revenue first quarter for Sterling. In the quarter, we had the 0 lost time incidents. We worked on over 150 heavy civil projects, poured over 1,400 residential foundations, hired 300 new employees and continued to see our backlog grow. We remain disciplined and dedicated to executing the 3 phases of our strategy: solidifying the base, focusing on high-margin products and expansion into adjacent markets. And as a result, we saw significant improvements in our overall profitability and performance. Versus the prior year first quarter, our revenues were up 45%. Our combined backlog grew 6%. Our gross margin increased over 300 basis points, and our operating income improved $8.5 million. This is the first time in almost 10 years that the company made a profit in its seasonally weakest quarter. This is not only a great accomplishment for Sterling, but a tribute to our strategy and something that is not common in our sector. In addition to the outstanding performance, we began shifting our focus away from our turnaround efforts and directing them towards the growth of high-margin products and expansion into adjacent markets. In the quarter, we added a new Vice President of Strategy and Business Development. We grew non-heavy highway backlog to over 35% of our total backlog and began the expansion of our Tealstone residential business into the Houston market 1 quarter earlier than anticipated. And our timing could not have been better as Houston's new housing starts have recently surpassed the #1 market in the U.S., Dallas. To date, we have poured 34 foundations in Houston and the surrounding areas and recently won 2 new developments that are scheduled to start in the back half of the second quarter. As we continue to ramp up crews and resources, we will continue to add further developments throughout the year. We're off to a great start. And we're excited about the growth opportunities that are in front of us as our heavy civil markets and funding sources remain robust, and our residential markets continue to grow at double-digit rates. With that, I'd like to turn it over to Ron Ballschmiede, our Chief Financial Officer, to discuss the results in more detail. Ron? Ronald A. Ballschmiede, Sterling Construction Company, Inc. - Executive VP, CFO, CAO & Treasurer Thanks, Joe, and good morning, everybody. I'm pleased to discuss another strong quarter of operating results. As a reminder, our first quarter 2017 financials did not include the financial results of the Tealstone acquisition, which was completed on April 3, 2017. Additionally, beginning with that acquisition, we moved from our historical single-reporting segment presentation to 2 segments: heavy civil construction and residential construction. Heavy civil construction contains our historical single reporting segment plus the commercial construction business of Tealstone. The residential construction segment includes Tealstone's residential concrete foundations for single-family homes. At March 31, 2018, our heavy civil construction segment backlog was $885 million compared to $744 million at the end of 2017. We finished the quarter with combined backlog, which includes Unsigned Low-bid Awards totaling $1,035,000,000 with an overall combined backlog gross margin of 8.4%. Our combined backlog book-to-burn factor was 121% for the first quarter of 2018. Just a reminder that our backlog figures are comprised entirely of the heavy civil construction projects segment. Residential construction, which accounted for approximately 16% of our first quarter revenue, does not report backlog, reflecting the short-term performance cycle of residential concrete foundations, which is typically less than 2 weeks. Another important factor of our backlog strength is the ratio of construction joint venture backlog to combined backlog. While we report 100% of backlog, revenue and gross margins related to these majority-owned projects, our minority partners share in 40% to 45% of the bottom line project economics. On a year-over-year basis, our construction joint venture combined backlog was down $142 million. The positive news around this statistic is that we have essentially replaced this "shared economics backlog" with backlog where we participate in 100% of the project economics. Now moving to our first quarter operating results. Total revenue for the first quarter of 2018 was $224 million (sic) [$222.4 million], $69 million or 45% higher than the first quarter of 2017. The Tealstone acquisition accounted for $55 million of this 2018 growth, with the balance of $16 million attributable to our legacy business, principally from higher revenues from our Rocky Mountain region projects. The residential markets we participate in continue to see steady growth in the low double-digit range. The housing starts increased 13% in the first quarter of 2018 over the year earlier period, which is consistent with our operating segment pro forma revenue growth. Gross profit was $20.6 million in the quarter, an increase of $11.3 million from the 2017 first quarter. Gross margin grew approximately 320 basis points to 9.3%. The increased margin was primarily the result of the inclusion of the acquired residential construction segment, which increased gross margins by approximately 230 basis points. The balance of the gross margin increase was derived by higher gross margins from our heavy civil construction projects. G&A expense for the first quarter of 2018 was $13.1 million compared to $10.6 million in the prior quarter -- prior year quarter. The quarter-over-quarter dollar increase in G&A was the result of the Tealstone acquisition. As a percent of revenues, G&A expense decreased 1% to 5.9% in the first quarter of 2018. The decrease was driven by heavy civil construction increased operating leverage and the lower overall G&A expense as a percent of revenue of the acquired Tealstone businesses. Our operating expense -- our other operating expense for the 2018 first quarter was $815,000, an increase of $300,000 for the comparable 2017 quarter. The increase was primarily a result of higher member's interest expense, partially offset by a reduction in acquisition-related costs incurred in 2017. We continue to believe that our full year 2018 other operating expense will be approximately $10 million, consisting primarily of member's interest and also earn-out costs. Our operating income for the first quarter of 2018 totaled $6.7 million, an improvement of $8.5 million over the comparable 2017 quarter. From an operating segment standpoint, residential construction accounted for 56% of the quarter-over-quarter operating income improvements, with the balance of 44% of the improvement applicable to heavy civil construction. Net interest expense for the quarter was $3 million versus $71,000 in the same quarter of 2017, reflecting the acquisition-related financing. Finally, noncontrolling owners' interest totaled $1.2 million in the first quarter of 2018. The $820,000 increase over the first quarter of '17 is the reflection of the additional increased activity related to our Rocky Mountain construction joint venture projects. The better-than-expected progress on these joint ventures was aided by favorable weather conditions in the region during the first quarter of 2018. We continue to expect our noncontrolling owners' interest to total approximately $3 million in 2018. The net effect of all these resulted in the first quarter 2018 net income of $2.5 million, and a net income per diluted share of $0.09. Our net loss for the first quarter of 2017 quarter was $2.3 million or a loss of $0.09 per diluted share. With a variety of EBITDA definitions out in the investor and analyst marketplace, I thought I'd start with the components of Sterling's computation. We define EBITDA as net income plus interest, tax and stock-based compensation expense, depreciation and intangible amortization. Note that it does not include an add back for noncontrolling interest in earnings. Our first quarter EBITDA was $10.2 million or 4.6% of revenues compared to $2.6 million or 1.7% of revenues in the first quarter of 2017. Moving to our balance sheet. We ended the quarter with a cash balance of $55.5 million. As we expected, our consolidated cash balance declined in the first quarter of 2018 by $28.5 million. This decline was driven by our first quarter seasonality, the substantial completion of 2 large and successful projects in Utah and Hawaii, and a $4.7 million prepayment of our Oaktree debt. We expect to make an additional Oaktree debt prepayment of almost $6 million in the second quarter. The components of our March 31, 2018, cash balance include generally available cash of $29.7 million, consolidated 50% on subsidiary's cash of $60 million, with the balance applicable to our construction joint venture's cash of $9.8 million. Consistent with our historical seasonal trends, we expect our consolidated cash balance to increase throughout the year, and our cash flow from operating activities to approximate our full year projected operating income. Including the aforementioned first quarter 2018 debt repayment, our consolidated debt was $86.2 million, down from $90.1 million at the end of 2017. Now I'll turn the call back over to Joe. Joseph A. Cutillo, Sterling Construction Company, Inc. - CEO, President & Director Thanks, Ron. Again, we are very pleased with the strategic progress we have made and the results we're able to achieve in the first quarter. The first quarter represented our fourth profitable quarter in a row, our 11th consecutive year-over-year quarterly improvement and the first time in almost 10 years that we have shown a profit in our seasonably slowest quarter. As we shift our focus from turning the business around to high-growth, high-margin products, coupled with our robust markets, we are confident these trends will continue and want to reiterate our full year revenue guidance of $1 billion to $1,035,000,000 and net income of $23 million to $26 million. With that, we'd be happy to take your questions. QUESTIONS AND ANSWERS Answer – Operator: (Operator Instructions) Our first question is from Sean Eastman from KeyBanc Capital Markets. Answer – Sean D. Eastman: I just wanted to start out on the gross margin trajectory here. So the gross margin and backlog's been pretty steady at 8.4% for a couple of quarters now. I was hoping maybe you could just comment on the aspects of mix and pricing and cost inflation. And what you guys are expecting around potential margin expansion in the legacy heavy highway business? And maybe if there's some nontraditional heavy highway work that you guys are bidding that could drive that margin and backlog up over the next few quarters?

Answer – Joseph A. Cutillo: Yes. Thanks, Sean, for the compliment. It was another outstanding quarter for the team. I'll let Ron talk about where we get to in the overall margins for the year. We still feel very confident in everything we put out there and where that goes from there by some of those categories. Ron? Answer – Ronald A. Ballschmiede: Sure. I think the -- from a top-level standpoint, as you know with our slow -- with our seasonally slow first quarter, we have diminished margin coming from what I'll call under-absorbed overhead in manufacturing terms of not having many hours and productivity as we will have in Q3, 2, 4, 1. That's going in the order of big to small. That number in the first quarter, if you take it across the full year and average it out, will put a charge of about $3 million in the first quarter. So if you add that back, you get to pretty close to our expectations for the full year of just under 10% on a consolidated basis. Now moving into the gross profit side. I think the shift I mentioned in my prepared remarks is going to be pretty significant from the bottom line standpoint when you start replacing $140-plus-or-minus million and getting double the economics on the bottom line. That doesn't change the gross profit line, but it does drive improved earnings. I think as we continue to book and move into some of these alternative delivery, non-heavy highway businesses, you'll start to see some of that margin improvement. We have some pretty significant projects in our bid activity in the back half of this year. And frankly, even the large projects that we've booked into backlog in the first quarter, the $140 million ones. It's a nice project, good heavy highway business. But in the end, it's not running that up much. We expect that trend to switch over as we start putting some of these large projects that we're bidding on during the year into backlog. So we expect to see that number to continue to pop up a little bit. Answer – Joseph A. Cutillo: The only 2 other points I would add is, when we take a project like the large one in Utah, we'll put that in relatively conservative on the backlog as we start. That's is a design-build project, so we won't really understand all the margin we can extract out of that until we get into the job. The other piece that we continue to chip away at and get better at is on the execution side. So if you take a look at last year, we finished on a net, maybe slightly up after we executed the projects versus bid margin. So we'll keep creeping the heavy highway up. We can only go as fast as the market is. I will tell you in the Texas market, as an example, we're down to roughly leaving 1% on average on the table versus our competitors' bids, which is really, really good when you're in a low-bid situation. We continue to drive those activities across the enterprise. We'll pick up some more as the market increases along with the execution. Answer – Ronald A. Ballschmiede: And our execution results were favorable again in -- on the first quarter 2018, which is a tribute to the organization at executing the projects a little bit better than we entered the year in margins in the backlog on. So that helps us also. Answer – Sean D. Eastman: Got it. That's helpful. And Ron, you mentioned there's a couple of bigger projects in the works for the second half of the year. Just curious, you guys had a pretty good bookings clip this quarter. Wondering what we should expect around the backlog trajectory here. And maybe if you could just comment on the profile and region of stuff you're seeing in the near-term pipeline? Answer – Joseph A. Cutillo: Yes. I think we were very happy with the backlog results coming out of the first quarter, especially since Texas is pretty far behind on bid lettings, TxDOT. They plan on bidding anywhere from $500 million to $800 million a month, June through August, to try to catch up. I'll believe that when I see it. Hopefully they do. But we have some nice bid activities across the country, and there are some sizable bids coming up in the Rocky Mountain regions as we enter the end of the second quarter into the third quarter is where they're currently scheduled to take place. I just always put the caveat that generally, big projects never happen on time and bid on time. But there's some very, very nice activity out there that would position us fantastically for 2019 and beyond. Answer – Ronald A. Ballschmiede: I think the one thing that hasn't change that's important is our selectivity on what we're bidding, particularly in the heavy highway portion of our business. The market's strong. There's no reason to go fill up our backlog with margins that are -- and risk profiles that we don't think make any sense. So we're going to continue to do that. And you'll continue to see this shift in backlog from -- to a greater percentage of the backlog being other than heavy highway. It doesn't mean heavy highway's going to shrink. It's not. It's going to continue to grow. But those commercial and other projects tend to be smaller, tend to burn faster. So it'll be a little bit different metrics coming out of it than -- coming out of our income statement than the traditional big, big 2-plus year projects that we had in there. So more to come on that. We try and keep that separated so you can understand a little bit better as we continue to increase the proportion of backlog into that non-heavy highway side of the contracting business. Answer – Joseph A. Cutillo: Yes. I would just say, keep watching the bottom line. Answer – Sean D. Eastman: Got it. Got it. Last one for me, guys is just on the Houston expansion. I think you said 44 slabs were laid in Houston this quarter. Just wondering if you can throw some numbers around where that quarterly run rate could trend through the year. Maybe what you're building into your guidance on that front? And then also just curious how you're finding the availability of subs there as you move into a new region. And any other challenges you might be facing in that initiative? Answer – Joseph A. Cutillo: Sure, sure. Yes. Look, we've got 34 -- not 44, 34 slabs to date that we've poured. And our model starts out a little different in the Houston market. As you can imagine, we've talked many times, in Dallas, it takes us roughly 6 crews to do a slab. They have a reverse manufacturing model in Houston. As a start-up, we have to start with 1 or 2 crews. And we don't get quite the efficiencies out that we have in Dallas yet. However, the crews have performed very, very well. We have been very fortunate and getting some good crews in the Houston market. The 2 developments that we picked up are -- they're not hundreds of slabs a month. We're talking probably 20 to 30 slabs a month. And we're still holding firm to -- we've built about $1 million or so of income related to the Houston expansion into the plan for this year. And I think we're on pace for that. It's good. The customers have been very receptive. We've been very happy with the response the team's got. But again, I want to reiterate to everybody, we only want to grow as fast as we can serve the customer better than anybody else. And I'd rather go slow at the beginning and build that momentum to be successful at the end than try to squeak another $0.5 million or $1 million of income into the year and screw up the model. Answer – Operator: (Operator Instructions) And our next question is from Bill Newby from D.A. Davidson. Answer – William James Newby: I guess, just to start off, we had a couple of guys note some pretty tough weather in Dallas this quarter. Did that give that Tealsone business any headwinds? Answer – Joseph A. Cutillo: There's a lot of rain in Dallas. There's no question. The nice thing about the model that we have is it certainly causes complications. I'm not going to lie. However, the model that we have and the flexibility we have with the subcontractors to ramp up and ramp down capacity as needed, as long as we don't get 30 consecutive days of rain, if we get a couple of days of rain during the week, we're able to make those up on the weekends without significantly impacting our margins or having a negative impact on our margins. So hats off to the Tealstone team. They faced some serious headwinds in the quarter, but they had a record quarter for their business and did a great job managing their way through, which is, again, a tribute to the model and to the team that's up there and the ability to work with those customers to get through those tougher times. Answer – William James Newby: Yes, that's good to hear. And then, Joe, on the last quarter you noted you guys had found some cross-sign opportunities with that Tealstone business and just some of the large homebuilders kind of giving your civil businesses and other markets some opportunities, I think it was in Nevada that you mentioned in the last call. Are you continuing to find opportunities like that? Is there anything if any more additional color to add there? Answer – Joseph A. Cutillo: Yes. We're looking at a couple developments, trying to see if we can put a pricing model and an execution model together in the Houston market as well. The good news is we've got great response from the customers and great demand from the customers to do more infrastructure work. What we want to do is not distract the Tealstone team with the expansion and try to figure out how to do that in parallel to the efforts that are taking place there. However, we believe that we have to blend the 2 models, I'll call it the skill sets and capabilities we have on the heavy equipment side and the paving side, with the low-cost model that the Tealstone team has for the execution side. And what we're balancing is, where do you make more money today faster and not distract the foundation growth in the Houston market. But there are more opportunities, and we are currently looking at them. Answer – Operator: (Operator Instructions) And our next question here is from Gerry Heffernan from Walthausen. Answer – Gerard S. E. Heffernan: In regards to bidding projects and the heavy projects right now, can you give us some insights as to what you guys are planning as far as wage inflation goes, your efforts to make sure that you have the proper amount of labor? And any other wage or other input cost escalation, be it oil related, asphalt, aggregate, et cetera? Answer – Joseph A. Cutillo: Yes, Gerry, a couple of things. When we're bidding projects, first of all, there's components of the projects where we get fixed pricing over the life of the project, so we build those directly into the projects. We -- for things like oil, labor, what we do is we project, based on the time of the project, what we think the inflationary rates are for those over that given period of time, and we will build those into the bid process. So if you looked at our diesel costs, we're probably putting in well north of $4 a gallon for diesel fuel. Labor, we've been spiking labor up anywhere from 3% to 5%, depending on the market. Fortunately, we haven't seen that level of increases or craziness. But we try to build in, to the best of our ability, those sort of things. When it comes to items like steel or aggregate, or some of the higher-dollar ticket items, we will lock in a price for that time frame. Obviously, the suppliers, if it's over a year or a long period of time, they will hedge their pricing to some degree to try to cover that inflation. Answer – Gerard S. E. Heffernan: Okay. And your efforts to make sure you have enough people? Answer – Joseph A. Cutillo: Yes, we -- a couple different elements. Labor continues to get tighter. There's no question about it. But so far, we have not run into issues with getting people. In addition, as part of our strategic plan, we put in a whole human capital element, which is looking out, longer term, on how do we start recruiting, training and retaining all levels of the organization. And we're working with the state of Texas right now on some funding to actually go back into the high schools and start recruiting and developing the next generation of operators. Answer – Gerard S. E. Heffernan: That's great. Hey, you guys mentioned something in regards to discussing backlog and your -- the nature of your business, which is not new, where you're looking to take more -- less of the heavy highway and going more towards the projects that are commercial aviation, water containment, et cetera, as you indicated there. However, in your commentary here, you mentioned that there's a faster burn to that business, a shorter term. If I think about dollar-for-dollar and backlogs being what I saw last year versus what I saw this year, am I right to think that, if you win a bid that has a shorter burn period, there should be less risk in that bid. And therefore, if I'm looking at a backlog today or in the future that has a greater component of these projects on a comparison basis, I'm actually looking at perhaps a lower-risk backlog aggregate. Would that -- am I thinking about that correctly? Answer – Joseph A. Cutillo: Yes. You can come be part of our strategy team, because that's exactly what we talk about. Everybody wants to talk about revenue and, look, revenue's critical, but -- don't get me wrong. But we look at our business as, what is the lowest-risk, high-margin return we can get for our investors? And as we move to faster-burn projects that require less capital to operate and run and have higher margins, the risk profile of these projects go down significantly. The other element that comes into play that mitigates the risk even further is a lot of these projects are alternative delivery projects. So we are involved in the design phase, in the build phase, which takes out a tremendous amount of variability versus a low-bid project or a DOT, where we've had no input on the bid -- or no input on the design. We don't know what the variability's going to be. We bid it for what the bid says. And as you can imagine, a good percentage of the time, you get into it and it's not -- it's very, very different. So you're spot on. That's a great observation. Most people don't catch that. But that is our objective and a big part of our strategy. And we are as much risk managers from day-to-day as anything else. Answer – Ronald A. Ballschmiede: Plus we kind of control our destiny on some of these. In many of the large heavy highway projects, we're at the whim of the DOT. So have their own scope and some face more scope than in others, but not unusual at all for those durations to be extended. And in contracting, time is -- short time is your friend. Extensions eats you up with overhead and otherwise. So all those things go into our -- the strategy element of let's get a 50-50 mix of heavy highway and non-heavy highway in our heavy civil business, so we can enjoy the strength of that heavy highway business right now with everything's going on there and enhance it with the commercial and otherwise, alternative delivery models. Answer – Gerard S. E. Heffernan: Okay. That's great. So if I take that and I combine that with the statement you made earlier of the backlog going forward will be -- will not have the large joint venture projects in it, so each dollar of that backlog will be higher economics. We're really looking for the next -- the future here, each dollar of backlog should be at a lower risk profile and a better economic profile. Answer – Ronald A. Ballschmiede: Yes. The only thing I would add is, there are projects that are made to be the best economics by having a construction joint venture. In other words, we have some specific skills, and our partner usually have specific skills. And the reason we enter into those is because it enhances our opportunity to win the work. Now unfortunately, the accounting rules require us to say, well, what's consolidated and what's not. So it's not like we're going to run away from some of these, because we actually are pretty successful at them. But it does highlight some different metrics that we need to help people understand of what is the backlog, pure backlog going to bring home. We should see good economics on our risk of those joint venture projects. In other words, if somebody else got 40% of the risk, we get 60% of the risk and reward. So they're not bad, but they're more specific as opposed to a strategy or a target. The strategy is, let's do these construction joint ventures when there's a collective better talent than one of us could bring otherwise.

Answer – Joseph A. Cutillo: Yes. And I think, Gerry, to kind of think of 2 the different worlds. If you think of our heavy highway base business that we've historically had, we're fortunate right now that the markets are overall very robust. And our strategy there is to, what I'll call cherry-pick the lowest-risk, best-opportunity jobs at our skill sets. And if there's 2 of those, we'll go after 2. If there's one, we're only going to go after one, while we build out those adjacent markets in this heavy civil other that really is that higher margin, lower risk. And as we've said at the beginning of this year and in the last years, over a 3-year period, our objective is to have 50-50, 50% of our business from this non-heavy highway, higher margins lower risk; and 50% will remain in the heavy highway. And we'll selectively pick those jobs that we can make reasonable margins on, continue to drive out costs and productivity and that will eke up the margins every year. And use that -- think of it as our cash cow to reinvest into these adjacent markets in this heavy civil other and continue to grow those out. Answer – Gerard S. E. Heffernan: Well, that's great. It's -- I know it's a plan that you had discussed when you first start to talking to us, Joe, and it looks like we're well in the path to achieving that goal. Hey, I don't mean to be picky. I think in the commentary, someone mentioned that the gross margin result, 230 basis points, were from Tealstone. Yet in the press release it says 200. I just wanted to clear that up. How much of the increase of gross margin from 6.1% to 9.3% was attributable to the new business? Answer – Ronald A. Ballschmiede: Yes. I think one of the words was approximately. I was probably a little bit more precise in my prepared remarks. It's 230% is Tealstone, 330 total. Answer – Joseph A. Cutillo: 230 basis points, Gerry. Answer – Gerard S. E. Heffernan: Okay, okay. Great. And if I -- just lastly, if I go through this correctly, you made commentary, I believe, that of the net income -- I forget if you said net income or operating income improvement, 55% was from Tealstone and 45% was construction on again an apples-to-apples basis. That says that the construction business alone was darn near above breakeven for the quarter, which makes that "first time in 10 years" descriptive even more powerful. Answer – Joseph A. Cutillo: Yes. We're pretty proud of that, to be honest. It's -- that is a difficult thing to do in our world and is a huge improvement. And I think it's a good point. Look, Tealstone, we love that business. These guys have done a great job. They've done everything they said they were going to do and performed outstanding. But our base heavy civil business is really stepped up as well, and the performance of that is super. And in our sector -- I haven't listened to all the earnings calls and all of our peers. But it's very difficult in this world to make money in the first quarter. You're spot on. That's why we're extremely excited about the performance and the trajectory we got. Answer – Ronald A. Ballschmiede: And Gerry, that was operating income. So it's -- you got it almost right: 56% Tealstone; the balance of it, heavy civil. And of course, the reason we've got operating income is because it's one you can actually understand. We have about $3 million interest cover to affect that transaction. That's not a complaint. It's been nicely accretive every quarter we've owned them, and it's a homerun transaction. But it's combination of both that is pretty darn powerful. And I think you're right, if we were non-Tealstone right now, I believe the numbers would still be a profit in the first quarter of just our traditional work. Answer – Operator: (Operator Instructions) And if there are no further questions, I'd like to turn the floor back over to management for any closing comments. Answer – Joseph A. Cutillo: Great. Thanks again, everyone, for joining our call today. If you wish to schedule a call, please feel free to contact our Director of Investor Relations, Jennifer Maxwell, or our partners at The Equity Group. Their contact information can be found at the bottom of the press release. And again, thanks, everybody, and have a great day. Answer – Operator: And this concludes today's teleconference. You may disconnect your lines at this time. Thank you for your participation. StreetEvents transcripts content provided by Thomson Reuters